UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2023
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2023, the Board of Directors (the “Board”) of Hyzon Motors Inc. (the “Company”) appointed Mr. Andrea Farace as a director to the Board. Mr. Farace’s appointment fills a vacancy currently held on the board. Following his appointment, five of the Board’s seven directors are independent under the NASDAQ and SEC independence standards.

Mr. Farace was appointed to director Class II, the class of directors whose terms of office expire at the 2023 Annual Meeting of Shareholders, and he will be included among the nominees being submitted for election at such annual meeting. Mr. Farace will serve on the Nominating and Governance Committee. Mr. Farace will receive compensation for service on the Board and on the Nominating and Governance Committee pursuant to the Company’s compensation plan for independent directors, except that the initial equity grant due to him upon his appointment will be granted on the later of (i) the date of his appointment and (ii) the date on which he will be eligible to report such grants to the SEC.

Mr. Farace is an accomplished executive and leader with a long career in financial services and general business management. He has more than 40 years of experience in several geographies across many business verticals including Investment Banking, Corporate Banking, Treasury and Transaction Services, Retail and Consumer Finance, and Fintech.

Since 2022, Mr. Farace has served on the Board of HBL Bank UK Ltd, a full service banking institution regulated by the UK PRA and the FCA, where he is currently Chairman. In addition, he currently serves (since 2020) on the Board of Wirecard Card Solutions Limited, a formerly FCA licensed e-money institution now in voluntary liquidation, and the Board of Ptech Holdings Gmbh (since 2023), a privately held electronic rating and credit analysis provider for the financial services sector.

From June 2020 to December 2021, Mr. Farace served as Executive Vice President at Wirecard Card Solutions Limited, where he was responsible for all Wirecard Group divestitures globally working for the court appointed Administrator of the Wirecard AG group. Previously, from 1999 to February 2020, Mr. Farace held several senior positions at Citigroup Inc., as Head of, or Chief Operating Officer of, several businesses including Citi Holdings, Citi Transaction Services, Citi CEEMEA region, Citi Japan Investment Banking and Global Investment Banking.

Mr. Farace holds a degree in Statistical, Demographic and Actuarial Sciences from the Università di Roma as well as a Master’s degree in Business Administration from Columbia Business School.

Mr. Farace does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Farace and any other person pursuant to which Mr. Farace was elected to serve on the Company’s Board. Mr. Farace is not related to any member of the Board or any executive officer of the Company.

Item 7.01 Regulation FD Disclosure

On May 10, 2023, the Company furnished a press release regarding the appointment of Mr. Farace to the Company’s Board, as described above in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press release, dated May 10, 2023 issued by the Company.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: May 10, 2023	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer